EXHIBIT 16.1

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                                                                  Peter Messineo
                                                     Certified Public Accountant
[LOGO]                                       1982 Otter Way Palm Harbor FL 34685
                                                                peter@pm-cpa.com
                                                   T 727.421.6268 F 727.674.0511
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Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

January 10, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated January 10, 2013, of Amwest Imaging, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our decline to stand for re-appointment and our audits for February 29, 2012 and February 28, 2011 and any subsequent interim period through the date of decline to stand for re-appointment.

Very truly yours,


/s/ Peter Messineo, CPA
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Peter Messineo, CPA
Palm Harbor, Florida